EXHIBIT 16.1

Date:  January 13, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Global Warming Solutions Inc.

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form 10 of Global Warming Solutions Inc. (the “Company”) of our report, dated November 22, 2020, with respect to our audit of the financial statements of the Company as of December 31, 2018 and 2019 included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Weinstein International CPA

Tel Aviv, Israel